UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10

Amendment No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Williamsville Sears Management, Inc. Aka
White Smile Global, Inc.
(Exact name of registrant as specified in its charter)

Commission file number

Florida	42-1766696
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

45 Rockefeller Plaza, New York. New York 10111

(Address of Principal Executive Offices) (Zip Code)

917-890-7066

(Registrant’s telephone number, including area code)

Harold H. Martin, Esq.

Law Office of Harold H. Martin, P.A.

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

(704) 605-7968

harold@martin-pritchett.com

(Name, address and telephone number of agent for service)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

WILLIAMSVILLE SEARS MANAGEMENT, INC.

Aka

White Smile Global, Inc.

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Item 1. Business

(a) Business Development

Williamsville Sears Management, Inc Aka White Smile Global, Inc.. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Nevada on September 25, 2008. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to design and construct eco-friendly self-assembly housing and storage structures. Our intentions are to build a product that will be well suited to a more environmentally conscious market looking for affordable quality housing and storage that can be put together easily and quickly. Since then the company has gone through several name changes and recapitalizations and was abandoned by its shareholders and directors in 2012 meaning that the Board of Directors abandoned their posts and responsibilities and there have been no other shareholders seek to take control of the company. The Charter in Nevada had been allowed to lapse and was therefore revoked by the Nevada Secretary of State, thus abandoned. On August 14, 2017 the District Court of Clark County, Nevada awarded custodial control and the Company was revived to pursue a business combination. Custodial Control grants the custodian all the powers of the board of directors with great emergency powers in order to revive all compliances and benefits to the shareholders. The Court removed the previous officers for dereliction and breach of fiduciary duty. Mr. Arcaro was awarded Custodial control because he was a company shareholder who brought the action against the company and was deemed competent by the court.

Mr. Arcaro performed the following actions during the process of obtaining custodial control:

•	Personally, funded all expenses of the company including paying off all outstanding bills and fines wrought by the previous management that were derelict.
•	Brought company back in compliance with the Nevada Secretary of State, Resident agent, Transfer agent, OTC Markets Group
•	Brought in and paid for Accounting professionals as Well as Securities Counsel
•	Restructured Company for a new fruitful business model for the shareholders amongst many other miscellaneous executive actions necessary to save the company from further damages.

Mr. Arcaro was remunerated with company stock and upon the subsequent private sale of that Company stock to Palewater Global Management Inc. resigned his officer and director positions on February 16, 2018 and has no further involvement with the Company

Inasmuch as Joseph Arcaro and Mandla Gwadiso are deemed to be promoters of the Company within the meaning of Securities Act Rule 405, certain disclosures are required in this registration statement by Item 404(c) of Regulation S-K. These include the following:

Joseph Arcaro received 400,000,000 shares of common stock of the Company in connection with performing his role as custodian of the Company, and in connection with the reorganization of the Company. These services were acquired by the Company from Arcaro at a value of $0.001 per share determined by Arcaro and in his sole discretion. the Company issued 400,000,000 shares of common stock and 5,000,000 shares of Series A preferred stock for repayment of related party debt totaling $15,531 and consulting expense of $65,469 to Algonquin Partners solely owned by Mr. Joseph Arcaro, the previous CEO.

On February 16, 2018, in a private transaction, Algonquin Partners, Joseph Arcaro sold the control shares of the Company to Palewater Global Management Inc. who is now the controlling shareholder of the company. Consequently, the company has become a subsidiary of Palewater Global Management Inc.

-	Palewater Global Management, of which Mandla Gwadiso is Chairman acquired the shares of common stock of the Company from Arcaro for $150,000 to gain controlling interest in the Company. Palewater Global Management then began the restructuring process of the Company by changing the name and state of domestication.

The shareholders of record from 2012 are still shareholders of record unless they chose to sell the shares if desired.

The Company has entered into several non-binding letters of intent concerning target businesses. There have been no further discussions regarding the letters of intent and all potential targets are in the due diligence phase of investigation. Presently the company is in negotiations with Royal Services Limited and Primewater View Ltd. There have been no definitive terms set pending the outcome of the investigation phase of the due diligence. The business purpose of the Company is to seek the acquisition of or merger with an existing company. On February 16, 2018 the controlling shareholder was changed to Palewater Global Management Inc for the purpose to continue to pursue a business combination and has made no efforts to identify a possible business combination. On February 26, 2018 the Company moved its state of domicile from Nevada to Florida. The Company’s year end is August 31.

Implications of Being an Emerging Growth Company

We do not qualify as an emerging growth company as that term is used in the JOBS Act.

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(b) Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements. We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors. As it is to the advantage of all current shareholders to advance our search for acquisition targets all shareholders will, through their personal networking, make known the objective of the company to potential prospective acquisition targets. Management, furthermore, will make known the availability of the company’s public status to business brokers and consultants that are focused on mergers and acquisitions.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of Egerton A.R. Forster, the sole officer and director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as with the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f) The extent to which the business opportunity can be advanced;

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(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h) Other relevant factors.

In applying for foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

In addition, depending upon the transaction, the Registrant’s current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition. Current shareholders will seek to either maintain an equity interest in the surviving company or a cash payment in exchange for outstanding shares, or a combination thereof.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant’s sole director may resign, and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business very limited time (estimated at five hours per week) until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

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(c) Reports to security holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of any such report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A. Risk Factors

For the purpose of any future offering, we will be a “blank check company” as such term is defined by Securities Act Rule 419 and we will be required to comply with the provisions of Rule 419 in any such offering.

Securities Act Rule 419 contains very specific provisions regarding the manner in which funds and securities of prospective investors must be handled. Additionally, there is the requirement that the Company deposit prospective investment proceeds in an escrow account maintained by an insured depository institution, as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance act or a separate bank account established by broker or dealer registered under the Exchange Act maintaining a net capital equal to or exceeding $25,000. There can be no assurances that we will be able to retain any person or entity to act as the escrow agent in order to satisfy the provisions of Rule 419. Under such circumstances, we would be precluded from accepting investor proceeds or securities.

Our business is difficult to evaluate because we have no operating business and our shareholders will not know what business we will enter into until we effectuate a transaction.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. There can be no assurances that we can identify a suitable business opportunity and consummate a business combination. Our independent auditor has issued a going concern opinion.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management and as a non-trading company we are a competitive disadvantage to some of our competitors and may reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

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We have no existing agreement for a business combination or other transaction and there is no guarantee that we will be able to negotiate a transaction that will benefit our shareholders.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time to our affairs. Presently, our sole officer and director, Egerton Forster, is also the Chairman of Milost Global Inc, therefore the company anticipates that he will spend only approximately 5 hours per week on our affairs. Our sole officer has not entered into written employment agreements with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummated a successful business combination.

Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better

Because it may be difficult to effect a change in control of the Company without current management consent, management may be entrenched even though stockholders may believe other management may be better and a potential suitor who may be willing to pay a premium to acquire us may not attempt to do so. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management’s consent. Mr. Forster has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management.

We Are Dependent On The Services Of a Certain Key Employee. The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chief Executive Officer and Chairman, Egerton Forster. We believe that Mr. Forster possess valuable knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of him as a key employee could harm our operations, business plans and cash flows. Mr. Forster has agreed to dedicate approximately 5 hours per week to the development of our business. This limited amount of time that Mr. Forster is able to devote to the development of our business on a weekly basis may inhibit our ability to attract or locate an adequate acquisition.

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The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirement may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Please note that shareholders of our common stock may not rely on Rule 144 of the Securities Act of 1933 and must register any re-sales of your common stock under the Securities Act of 1933. There may be resale restrictions imposed by rule 144(i) for one year following the company no longer being considered a shell company.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

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There are issues impacting liquidity of our securities with respect to the fact that we will need to file a resale registration statement to create liquidity in our common stock.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. There may be resale restrictions imposed by rule 144(i) for one year following the company no longer being considered a shell company. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

We have never paid dividends on our common stock and if we do not pay dividends in the future then our shareholders can only benefit from their shares by selling such stock either in the public market place or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 15,000,000,000 shares of common stock and a maximum of 100,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interested of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

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Our principal stockholders may engage in a transaction to cause us to repurchase their shares of common stock.

In order to provide an interest in us to a third party, our stockholders may choose to cause us to sell our securities to one or more third parties, with the proceeds of such sale(s) being utilized by us to repurchase shares common stock held by them. As a result of such transaction(s), our management, principal stockholder(s) and Board of Directors may change.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Our shares may be subject to the “penny stock” rules, following a reverse merger transaction which might subject you to restrictions on marketability and may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Additional risks may exist since we may assist a privately held business to become public through the “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system.) Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price of liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange and therefore it is possible that our stockholders will not be able to liquidate their investment in our stock and we may not access to capital available to companies trading on these exchanges.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our authorization of blank check preferred stock could be used to discourage a take-over transaction involving an actual or potential change in control of us or our management.

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Lack of diversification should be considered to a substantial risk.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and dilution of interest for present and prospective stockholders, which is like to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered to a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by the information currently available to our management. When used in this registration statement, the words “estimate,” “project,” “anticipate,” intend,” “except” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to the future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions of these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

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Item 2. Financial Information

MANAGEMENT’S DICUSSION AND ANALYSIS OR PLAN OF OPERATION

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, and existing company.. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors. As it is to the advantage of all current shareholders to advance our search for acquisition targets all shareholders will, through their personal networking, make known the objective of the company to potential prospective acquisition targets. Management, furthermore, will make known the availability of the company’s public status to business brokers and consultants that are focused on mergers and acquisitions.

During the next 12 months we anticipate incurring costs related to:

(i)	Filing of Exchange Act reports, and

(ii)	Consummating an acquisition

We anticipate that our cost for filing Exchange Act reports for the next 12 months will be approximately $10,000. We anticipate that we also should be able to consummate a business combination for approximately $10,000. We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary to be loaned by our invested in us by our stockholders, management or other investors.

We are in the development stage and have negative working capital, negative stockholders’ equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, ultimately, achieve profitable operations.

We may consider a business which has recently commenced operations, in a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

The Company has entered into several non-binding letters of intent concerning target businesses. There have been no further discussions regarding the letters of intent and all potential targets are in the due diligence phase of investigation. Presently the company is in negotiations with Royal Services Limited and Primewater View Ltd. There have been no definitive terms set pending the outcome of the investigation phase of the due diligence. The business purpose of the Company is to seek the acquisition of or merger with an existing company. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

12

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and dilution of interest for present and prospective stockholders, which is like to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered to a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economics conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or perceived benefits of becoming a publicly traded corporation. We intend to contact various stock transfer agents, investment relation firms and business development entities to locate potential candidates for a business combination transaction. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. An additional perceived benefit for a private operating company in becoming public by merging with us as opposed to filing its own form 10 registration statement is the time and money required to get through the process. This private company must take into account the consideration that such private company would have to provide to us in such a transaction as well as our obligation to file a Form8-K in connection with such a transaction including Form10 information regarding the private operating company. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

PLAN OF OPERATION.

WILLIAMSVILLE is in the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to the Company. Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses. Mr. Forster does not expect to remain involved as management of any acquired business.

WILLIAMSVILLE possesses limited funds and will be extremely limited in its attempts to locate potential business situations for investigation. The Company has commenced the process of investigating possible merger and acquisition candidates and believes that the Company’s status as a publicly-held corporation will enhance its ability to locate such potential business ventures. No assurance can be given as to when Mr. Forster may locate suitable business opportunities and such opportunities may be difficult to locate; however, Mr. Forster intends to actively search for potential business ventures for the foreseeable future.

Business opportunities, if any arise, are expected to become available to WILLIAMSVILLE principally from the personal contacts of Mr. Forster. While it is not expected that the Company will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed advisable. Opportunities may thus become available from professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals. Mr. Forster is unable to predict at this time the cost of locating a suitable business opportunity.

The analysis of business opportunities will be undertaken by or under the supervision of Mr. Forster. Among the factors which he will consider in analyzing potential business opportunities are the available technical, financial and managerial resources; working capital and financial requirements; the history of operation, if any; future prospects; the nature of present and anticipated competition; potential for further research, developments or exploration; growth and expansion potential; the perceived public recognition or acceptance of products or services; name identification, and other relevant factors.

13

It is not possible at present to predict the exact manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed and, based upon such review, the appropriate legal structure or method of participation will be decided upon by management. Such structures and methods may include, without limitation, leases, purchase and sale agreements, licenses, joint ventures; and may involve merger, consolidation or reorganization. The Company may act directly or indirectly through an interest in a partnership, corporation or reorganization. However, it is most likely that any acquisition of a business venture the Company would make would be by conducting a reorganization involving the issuance of WILLIAMSVILLE’s restricted securities. Such a reorganization may involve a merger (or combination pursuant to state corporate statutes, where one of the entities dissolves or is absorbed by the other), or it may occur as a consolidation, where a new entity is formed and WILLIAMSVILLE and such other entity combine assets in the new entity. Reorganization may also occur, directly or indirectly, through subsidiaries, and there is no assurance that the Company would be the surviving entity. Any such reorganization could result in loss of control of a majority of the shares. Mr. Forster or other members of management, if any, at the time of reorganization may be required to resign in connection with reorganization. Substantial dilution of percentage equity ownership may result to the stockholders. The Company may choose to enter into a venture involving the acquisition of or merger with a company which does not need substantial additional capital but desires to establish a public trading market of its securities. Such a company may desire to consolidate its operations with the Company through a merger, reorganization, asset acquisition, or other combination, in order to avoid possible adverse consequences of undertaking its own public offering. Such consequences might include expense, time delays or loss of voting control. In the event of such a merger, the Company may be required to issue significant additional shares, and it may be anticipated that control over the Company’s affairs may be transferred to others.

As part of his investigation of acquisition possibilities, Mr. Forster may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided, and conduct other reasonable measures, to the extent permitted by the Company’s limited resources and Mr. Forster’s limited expertise. Generally, Mr. Forster intends to analyze and make a determination based upon all available information without reliance upon any single factor as controlling.

It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys and others. Should a decision thereafter be made not to participate in a specific business opportunity, it is likely that costs already expended would not be recoverable. It is likely, in the event a transaction should eventually fail to be consummated, for any reason, that the costs incurred by the Company would not be recoverable. Mr. Forster is entitled to reimbursement for all expenses incurred in his investigation of possible business ventures on behalf of the Company, and no assurance can be given that if the Company has available funds they will not be depleted by such expenses.

Mr. Forster believes the best chance to obtain value for the stockholder is to seek a merger or acquisition with an existing business. At this time, Mr. Forster has not consummated any potential mergers or acquisitions.

The Company is not able to determine the time or resources that will be necessary to locate and acquire or merge with a business prospect. There is no assurance that the Company will be able to acquire an interest in any such prospects, products or opportunities that may exist or that any activity of the Company, regardless of the completion of any transaction, will be profitable.

If and when Mr. Forster locates a business opportunity, he will give consideration to the dollar amount of that entity's profitable operations and the adequacy of its working capital in determining the terms and conditions under which the Company would consummate such an acquisition. Potential business opportunities, no matter which form they may take, will most likely result in substantial dilution for the Company’s stockholders due to the issuance of stock to acquire such an opportunity.

14

Current Management has limited history as a public company. We currently file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. Our history as a public company includes a registered public offering in 2010 and the reporting of periodic and current reports until 2012, after which previous management discontinued reporting. On August 17, 2017, the company filed a Form 8-A12G and a Form 15-12G. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	define and expand the roles and the duties of our Board of Directors and its committees;

•	institute more comprehensive compliance, investor relations and internal audit functions;

•

evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and,

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

The adequacy of our internal control over financial reporting must be assessed by management for each year commencing with the year ending December 31, 2018. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Item 3. Properties

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

15

Item 4. Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of May 25, 2018, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Egerton A.R. Forster (1) 604 Wapello Street Altadena Los Angeles, California 91001	1,750,000,000	16%

Palewater Global Management Inc 40 Wall Street New York, New York 10005	7,400,000,000	68%

Brooklyn Throne Inc (2) 40 Wall Street New York, New York 10005	0 common 1 Preferred Series A	20%

_________

(1)	Egerton A.R. Forster serves as sole officer (President) and Director of the Company. Ownership is not direct but through other entities that are under the control of Mr. Forster.

(2)

Palewater Global Management Inc and Brooklyn Throne Inc is controlled by Mandla J. Gwadiso, founder of WSML. Ownership of the one (1) Preferred A share issued, converts and gives 20% voting rights by certificate of designation as filed with the Florida Secretary of State. Therefore, the common and preferred will give our founder effective voting control of the Company on a fully dilutive basis.

Item 5. Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our officers and directions and additional information concerning them are as follows:

Name	Age	Position
Egerton A.R. Forster (1)	59	President, Director (1)

 _________

(1)	Egerton A.R. Forster will serve as a director until the next annual shareholder meeting.

Egerton A.R. Forster, President and Director

Egerton A.R. Forster has served as our President/Chairman of the Board of Directors since the acquisition of control of the Company by Palewater Global Management, Inc.

We believe that Mr. Forster’s experience in the securities industry as well as the managerial skills he developed during such tenure provide ample qualification for Mr. Forster to serve as an officer and director for our Company. As a result of his duties and responsibilities with Milost Global Inc., Mr. Forster intends to devote approximately 5 hours per week to the development of our business.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separates committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert. The Company intends to continue to search for a qualified individual for hire.

16

Item 6. Executive Compensation

The Company’s sole officer and director has not received any cash remuneration since inception. He will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our sole officer and director intend to devote very limited time (approximately five hours per week) to our affairs.

It is possible that, after the Company successfully consummates a business with an unaffiliated entity, that the entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Item 7. Certain Relationship and Related Transactions, and Director Independence

We utilize the office space and equipment of our management at no cost.

The Company has signed a Letter of Intent (the "LOI") for the acquisition of PrimewaterView Limited, a Nigerian-based real estate and investment firm, in an all-stock transaction subject to the approval by both companies of definitive documents and the achievement of certain other milestones. PrimewaterView Limited engages in the development and investment of residential and commercial real estate properties in Nigeria. The company was founded in 2005 and is based in Lagos, Nigeria. Presently the company is in negotiations with Primewater View Ltd. There have been no definitive terms set pending the outcome of the investigation phase of the due diligence. PrimewaterView Limited operates as a subsidiary of PrimewaterView Holdings Limited, a wholly owned subsidiary of Milost Global Inc.

Egerton our CEO is a Co-founder of Milost Global Inc and serves the Chairman of Milost Global Inc.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

•	Established our own definition for determining whether our director or nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that he is an officer of the company; nor,

•	Established any committees of the Board of Directors.

Given the nature of our company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

•	Its own Board of Directors

•	Establish its own definition of “independent” as related to directors and nominees for directors,

•	Establish committees that will be suitable for its operations after the Company consummates a business combination

Item 8. Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

17

Item 9. Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information

Our Common Stock is not trading on any stock exchange however it is currently quoted on OTC Pink under the symbol WSM Land there is no established public trading market for the class of common equity.

(b) Holders

As of May 25, 2018 , there are approximately 70 holders of an aggregate of 10,861,000,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans

None

Item 10. Recent Sale of Unregistered Securities

None

Item 11. Description of Registrant’s Securities to be Registered

(a) Common and Preferred Stock.

We are authorized by its Certificate of Incorporation to issue an aggregate of 15,100,000,000 shares of capital stock, of which 15,000,000,000 are shares of common stock, Par Value $0.001per share (the “Common Stock”) and 100,000,000 are shares of preferred stock, Par Value $0.001per share (the “Preferred Stock”). As of May 25, 2018 there are 10,861,000,000 shares of Common Stock and one (1) shares of Preferred Stock Series A were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 100,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated “Series A Preferred Stock”. It shall have 1,000 shares authorized at $0.0001 par value per share.

2. CONVERSION RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals twenty percent (20%)the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of all classes of Preferred Stocks which are issued and outstanding at the time of conversion. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation.

b. The total aggregate shares of Series A Preferred Stock issued shall be convertible into the number of shares of Common Stock equal to:

[the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of all shares of Preferred Stocks issued and outstanding at time of conversion}]

multiplied by:

[twenty percent (20%)]

3. ISSUANCE. Shares of Series A Preferred Stock may only be issued as directed by a majority vote of the Board of Directors.

4. VOTING RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to twenty percent (20%) the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of vote, plus ii) the total number of shares of all classes of Preferred Stocks which are issued and outstanding at the time of vote.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

18

(b) Debt Securities.

None

(c) Other Securities To Be Registered.

None

Item 12. Indemnification of Directors and Officers

Our sole director and officer is indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify all of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

19

Item 13. Financial Statements and Supplementary Data

WILLIAMSVILLE SEARS MANAGEMENT, INC. Aka

White Smile Global, Inc.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

(Audited)

FOR THE FISCAL YEAR ENDED _______________

F-1

CONTENTS	Pages

CORPORATE INFORMATION	F-3

REPORT OF AUDITORS	F-4

BALANCE SHEET	F-5

STATEMENT OF OPERATION	F-6

STATEMENTS OF CHANGES IN EQUITY	F-8

CASH FLOW STATEMENT	F-7

STATEMENTS OF ACCOUNTING POLICIES	F-9 - F-14

F-2

WHITE SMILE GLOBAL, INC.

(formerly Shawcore Development Corp.)

AUDITED REPORT AND FINANCIAL STATEMENTS FOR THE PERIOD ENDED

28 FEBRUARY, 2018

CORPORATE INFORMATION

BOARD OF DIRECTORS

Egerton Forster - CEO/Chairman

REGISTERED OFFICE

45 Rockefeller Plaza, New York, NY 10111

United State of America

AUDITORS

Olayinka Oyebola& Co.

(Chartered Accountants)

2nd floor, Nurses House,

43, Churchgate Street

Victoria Island, Lagos.

F-3

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of White Smile Global Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of White Smile Global Inc (the "Company") as of February 28, 2018 and August 31, 2017, the related statements of operations, changes in shareholders' equity and cash flows, for each period in the period ended February 28, 2018, and the related notes collectively referred to as the "financial statements". In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2018 and August 31, 2017, and the results of its operations and its cash flows for each period in the period ended February 28, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

Other Explanatory Paragraph

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has no working capital and an accumulated deficit of ($665,000) during the period that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since February 2018.

Lagos, Nigeria

25, April 2018

F-4

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Balance Sheet As Of February 28, 2018

	NOTE	Audited Six months period ended February 28, 2018	Audited year ended 31 August, 2017
		$	$
ASSETS

Current Assets
Cash		-	-

Fixed Assets		-	-

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Account payables		-	-
Accrued Audit Fees		5,000	12,636
TOTAL LIABILITIES		5,000	12,636

STOCKHOLDERS’ EQUITY
Common Stock		653,000	253,000
Preferred Stock		7,000	2,000
Retained Earnings		(665,000)	(267,636)
TOTAL SHAREHOLDERS’ EQUITY		(5,000)	(12,636)
			-
TOTAL LIABILITIES AND SHAREHOLDERS’EQUITIES		-	-

F-5

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Operation For The Period Ended February 28, 2018

	Audited six months Period Ended February 28, 2018	Audited three months Period Ended February 28, 2018	Audited six months Period Ended February 28, 2017
	$	$	$
INCOME	-
EXPENSES
Operating expenses	(397,364)	(5,000)	-
Total expenses	(397,364)	(5,000)
Loss before taxation and total comprehensive income for the period	(397,364)	(5,000)	-
Taxation	-	-
Loss after taxation and total comprehensive income for the period	(397,364)	(5,000)	-

F-6

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Cashflow For The Period Ended February 28, 2018

	Note	February 2018 $	February 2017 $
Cash ﬂows from operating activities
Cash used in operations	7	-	-
Net cash outflow from operating activities		-	-
Cash ﬂows from investing activities		-
Payments for fixed assets		-	-
Net cash outflow from investing activities		-	-
Cash ﬂows from ﬁnancing activities
Proceeds from borrowings		-	-
Net cash inﬂow from ﬁnancing activities		-	-
Decrease/increase in cash and cash equivalents		-	-
Cash and cash equivalents at beginning of year/period
Cash and cash equivalents at end of year/period		-	-

The notes on pages 9 to 14 form an integral part of these ﬁnancial statements.

F-7

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Changes In Equity As Of February 28, 2018

	Common Stock	Preferred Stock	Reserved	Total
	$	$	$	$
Balance, September 1, 2017	253,000	2,000	(267,636)	(12,636)
Common Shares issued	400,000	-	-	400,000
Preferred Shares issued		5,000	-	5,000
Net gain /(loss) for the year			(397,364)	(397,364)

Balance, February 28, 2018	653,000	7,000	(665,000)	(5,000)

F-8

STATEMENTS OF ACCOUNTING POLICIES

Note 1: Organization and Basis of Presentation

White Smile Global Inc (the “Company”) is a for profit corporation established under the corporate laws of the State of Nevada.

The company officially is the process of changing the name to Wlliamsville Sears Management Inc. and moving the state of domicile from Nevada to Florida. Final documents are being filed in Nevada to close the old name while the new name has been established in Florida.

The Company was incorporated initially as Shawcore Development Corporation and engageon the formulation, design, manufacture, and distribution of oral health and teeth whitening products worldwide Company is in the development phase and intends to expand its business. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of February 28, 2018 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to White Smile Global Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-9

Intangible Assets

Intangible assets include all costs incurred to acquire patents and other intangible assets related to tooth whitening technology. Intangible assets are recorded at cost.

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share . ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is antidilutive.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-10

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2018 and November 30, 2017, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-11

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to February 28, 2018.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3: Legal Matters

On 14th day of August 2017, District court of Clark county of Nevada appointed Joseph Arcaro as the custodian of the company.

Note 4: Capital Stock

As August 31, 2015 the Company had issued 253,000,000 shares of common stock and 2,000,000 of preferred stock to its previous shareholders and directors. The issuances occurred prior to May 2012 and is fully disclosed in the Period Ending 10Q filed with the SEC on July 23, 2012. Those shares continue to be issued and outstanding away from current management and the controlling shareholder.

During the twelve months ended August 31, 2017 and 2016, the Company issued no shares of capital stock. During the three months ended November 30, 2017, the Company issued 400,000,000 shares of common stock and 5,000,000 shares of Series A preferred stock for repayment of related party debt totaling $15,531 and consulting expense of $65,469 to Algonquin Partners solely owned by Mr. Joseph Arcaro, the previous CEO.

On February 16, 2018, in a private transaction, Algonquin Partners, Joseph Arcaro sold the control shares of the Company to Palewater Global Management Inc. who is now the controlling shareholder of the company. Consequently, the company has become a subsidiary of Palewater Global Management Inc.

In February 2018 the preferred A shares were reverse split 50,000,000 to 1 with the fractional shares paid cash per the BOD action

As of February 28, 2018 there were no outstanding stock options or warrants.

F-12

Note 5: Fixed Assets

Fixed assets are stated at cost. The Company will utilize straight-line depreciation over the estimated useful life of the asset.

During the period ended February 28, 2018 the Company had no fixed assets

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to February 28, 2018 In the future the Company will record income tax accruals at the following rates:

Federal	34%
State	5%
39%

Note 7: Cash used in operations

	Audited Six months period ended February 28, 2018 $	Audited Six months period ended February 28, 2017 $
Loss before and after taxation	(397,364)	-
Adjustment for common stock	400,000	-
Adjustment for preferred stock	5,000	-
Increase in accruals – audit fees	5,000	-
Decrease in trade and other payables	(12,636)	-
Net Cash used in operations	-	-

Note 8: Related Party Transactions

The company is wholly own subsidiary of Palewater Global Management Inc

F-13

Note 9: Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at February 28, 2018, the Company had no working capital and an accumulated deficit of ($665,000). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company is currently in the development stage. Management believes that the Company’s will do well with the new recapitalisation fund coming from the new management and investors.

Note 10: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, as of February 28, 2018.

In February 2018 the preferred A shares were reverse split 50,000,000 to 1 with the fractional shares paid cash per the BOD action bringing the issued Preferred A shares to zero until April 12, 2018 when the Company issued One (1) Preferred A share to Brooklyn Throne Inc a company controlled by our Founder Mandla J. Gwadiso.

In April 2018 the company issued 10,208,000,000 restricted common shares to the founders and consultants of the company instrumental in the restructuring and organization of the company. Of which 8,750,000,000 were issued to the founders/related/control parties and 1,458,000,000 were issued consultants which are not founders/related/control parties.

F-14

F-15

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Balance Sheet As Of November 30, 2017
	NOTE	Period Ended November 30, 2017	Year Ended August 31, 2017
		$	$
ASSETS

Current Assets
Cash		-	-

Fixed Assets		-	-

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Account payables		-	12,636
TOTAL LIABILITIES		-	-

STOCKHOLDERS’ EQUITY
Common Stock		653,000	253,000
Preferred Stock		7,000	2,000
Retained Earnings		(660,000)	(267,636)
TOTAL SHAREHOLDERS’ EQUITY		-	(12,636)

TOTAL LIABILITIES AND SHAREHOLDERS’EQUITIES		-	-

F-16

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Operation For The Period Ended November 30, 2017
	Period Ended November 30, 2017	Year Ended August 31, 2017
	$	$
INCOME	-	-
EXPENSES
Operating expenses	(392,364)	(5,611)
Total expenses	(392,364)	(5,611)
Loss before taxation and total comprehensive income for the period	(392,364)	(5,611)
Taxation	-	-
Loss after taxation and total comprehensive income for the period	(392,364)	(5,611)

F-17

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Changes In Equity As Of November 30, 2017
	Common Stock	Preferred Stock	Reserved	Total
	$	$	$	$
Balance, September 1, 2016	253,000	2,000	(262,025)	(7,025)
Common Shares issued	-	-	-	-
Preferred Shares issued	-	-	-	-
Net gain /(loss) for the year	-		(5,611)	(5,611)
Balance, August 31, 2017	253,000	2,000	(267,636)	(12,636)

Common Shares issued	400,000	-	-	400,000
Preferred Shares issued	-	5000	-	5,000
Net gain /(loss) for the period	-		(392,364)	(392,364)
Balance, November 30, 2017	653,000	7,000	(660,000)	-

F-18

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Cashflow For The Period Ended November 30, 2017
	Period Ended November 30, 2017	Year Ended August 31, 2017
	$	$
Operating activities:
Net gain (loss)	(392,364)	(5,611)
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Account payables	(12,636)	5,611
Accrued Audit Fees	-	-
Accumulated Depreciation	-	-
Net cash provided by operating activities	-	-

Investing activities:

Net cash provided by investing activities	-	-

Financing activities:
Common stock	400,000
Preferred stock	5,000	-
Net cash provided by financing activities	-	-

Net increase in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	-	-

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	-	-
Interest	-	-

F-19

STATEMENTS OF ACCOUNTING POLICIES

Note 1: Organization and Basis of Presentation

White Smile Global Inc (the “Company”) is a for profit corporation established under the corporate laws of the State of Nevada.

The company officially is the process of changing the name to Wlliamsville Sears Management Inc. and moving the state of domicile from Nevada to Florida. Final documents are being filed in Nevada to close the old name while the new name has been established in Florida.

The Company was incorporated initially as Shawcore Development Corporation and engage on the formulation, design, manufacture, and distribution of oral health and teeth whitening products worldwide Company is in the development phase and intends to expand its business. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of November 30, 2017 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to White Smile Global Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-20

Intangible Assets

Intangible assets include all costs incurred to acquire patents and other intangible assets related to tooth whitening technology. Intangible assets are recorded at cost.

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260,Earnings per Share . ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-21

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2017 and August 31, 2017, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-22

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to November 30, 2017.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3: Legal Matters

On 14th day of August 2017, District court of Clark county of Nevada appointed Joseph Arcaro as the custodian of the company.

Note 4: Capital Stock

On August 31, 2015 the Company issued 253,000,000 shares of common stock and 2,000,000 of preferred stock to its directors for a conversion of liability owed to them at a price of $0.001.

On September 25, 2017 the Company issued 400,000,000 shares of common stock and 5,000,000 shares with a par value of $0.001 per share to Algonquin Partners, Inc as payment for services and control

In February 2018 the preferred A shares were reverse split 50,000,000 to 1 with the fractional shares paid cash per the BOD action

As of November 30, 2017 there were no outstanding stock options or warrants

F-23

Note 5: Fixed Assets

Fixed assets are stated at cost. The Company will utilize straight-line depreciation over the estimated useful life of the asset.

During the period ended November 30, 2017 the Company had no fixed assets

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to November 30, 2017.

In the future the Company will record income tax accruals at the following rates:

Federal	34%
State	5%
39%

Note 7: Related Party Transactions

The company is wholly own subsidiary of Palewater Global Management Inc

F-24

Note 8: Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at November 30, 2017, the Company had no working capital and an accumulated deficit of ($660,000). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company is currently in the development stage. Management believes that the Company’s will do well with the new recapitalisation fund coming from the new management and investors.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, as of November 30, 2017.

In February 2018 the preferred A shares were reverse split 50,000,000 to 1 with the fractional shares paid cash per the BOD action

F-25

F-26

WHITE SMILE GLOBAL, INC.

(formerly Shawcore Development Corp.)

AUDITED REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED

31 AUGUST, 2017

CORPORATE INFORMATION

BOARD OF DIRECTORS

Egerton Forster - CEO/Chairman

REGISTERED OFFICE

45 Rockefeller Plaza, New York, NY 10111

United State of America

AUDITORS

Olayinka Oyebola& Co.

(Chartered Accountants)

2nd floor, Nurses House,

43, Churchgate Street

Victoria Island, Lagos.

F-27

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of White Smile Global Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of White Smile Global Inc (the "Company") as of August 31, 2017 and 2016, the related statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended August 31, 2017, and the related notes collectively referred to as the "financial statements". In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Other Explanatory Paragraph

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has a working capital deficit of ($12,636) and an accumulated deficit of ($12,636) during the period that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since February 2018.

Lagos, Nigeria

25, April 2018

F-28

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Balance Sheet As Of August 31, 2017
	NOTE	Audited August 31, 2017	Audited August 31, 2016
		$	$
ASSETS

Current Assets
Cash		-	-

Fixed Assets		-	-

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Account payables		12,636	7,025
TOTAL LIABILITIES		-	7,025

STOCKHOLDERS’ EQUITY
Common Stock		253,000	253,000
Preferred Stock		2,000	2,000
Retained Earnings		(267,636)	(262,025)
TOTAL SHAREHOLDDERS’ EQUITY		(12,636)	(7,025)
TOTAL LIABILITIES AND SHAREHOLDERS’EQUITIES		-	-

F-29

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Operation For The Year Ended August 31, 2017
	Audited August 31, 2017	Audited August 31, 2016
	$	$
INCOME	-	-
EXPENSES
Operating expenses	(5,611)	(7,025)
Total expenses	(5,611)	(7,025)
Loss before taxation and total comprehensive income for the year	(5,611)	(7,025)
Taxation	-	-
Loss after taxation and total comprehensive income for the year	(5,611)	(7,025)

F-30

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Changes In Equity As Of August 31, 2017
	Common Stock	Preferred Stock	Reserved	Total
	$	$	$	$
Balance, September 1, 2015	253,000	2,000	(255,000)	-
Common Shares issued	-	-	-	-
Preferred Shares issued	-	-	-	-
Net gain /(loss) for the year	-	-	(7,025)	(7,025)
Balance, August 31, 2016	253,000	2,000	(262,025)	(7,025)

Common Shares issued	-	-	-	-
Preferred Shares issued	-	-	-	-
Net gain /(loss) for the year	-	-	(5,611)	(5,611)
Balance, August 31, 2017	253,000	2,000	(267,636)	(12,636)

F-31

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Cashflow For The Year Ended August 31, 2017
	Audited August 31, 2017	Audited August 31, 2016
	$	$
Operating activities:
Net gain (loss)	(5,611)	(7,025)
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Account payables	5,611	7,025
Accumulated Depreciation	-	-
Net cash provided by operating activities	-	-

Investing activities:

Net cash provided by investing activities	-	-

Financing activities:
Common stock	-	-
Net cash provided by financing activities	-	-

Net increase in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	-	-

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	-	-
Interest	-	-

F-32

STATEMENTS OF ACCOUNTING POLICIES

Note 1: Organization and Basis of Presentation

White Smile Global Inc (the “Company”) is a for profit corporation established under the corporate laws of the State of Nevada.

The company officially is the process of changing the name to Wlliamsville Sears Management Inc. and moving the state of domicile from Nevada to Florida. Final documents are being filed in Nevada to close the old name while the new name has been established in Florida.

The Company was incorporated initially as Shawcore Development Corporation and engage on the formulation, design, manufacture, and distribution of oral health and teeth whitening products worldwide Company is in the development phase and intends to expand its business. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of August 31, 2017 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to White Smile Global Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Intangible Assets

Intangible assets include all costs incurred to acquire patents and other intangible assets related to tooth whitening technology. Intangible assets are recorded at cost.

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

F-33

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260,Earnings per Share . ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-34

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2017 and August 31, 2016, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-35

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to August 31, 2017.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3: Legal Matters

On 14th day of August 2017, District court of Clark county of Nevada appointed Joseph Arcaro as the custodian of the company.

Note 4: Capital Stock

As August 31, 2015 the Company had issued 253,000,000 shares of common stock and 2,000,000 of preferred stock to its previous shareholders and directors. The issuances occurred prior to May 2012 and is fully disclosed in the Period Ending 10Q filed with the SEC on July 23, 2012. Those shares continue to be issued and outstanding away from current management and the controlling shareholder.

During the twelve months ended August 31, 2017 and 2016, the Company issued no shares of capital stock. During the three months ended November 30, 2017, the Company issued 400,000,000 shares of common stock and 5,000,000 shares of Series A preferred stock for repayment of related party debt totaling $15,531 and consulting expense of $65,469 to Algonquin Partners solely owned by Mr. Joseph Arcaro, the previous CEO.

On February 16, 2018, in a private transaction, Algonquin Partners, Joseph Arcaro sold the control shares of the Company to Palewater Global Management Inc. who is now the controlling shareholder of the company. Consequently, the company has become a subsidiary of Palewater Global Management Inc.

In February 2018 the preferred A shares were reverse split 50,000,000 to 1 with the fractional shares paid cash per the BOD action.

As of February 28, 2018 there were no outstanding stock options or warrants.

Note 5: Fixed Assets

Fixed assets are stated at cost. The Company will utilize straight-line depreciation over the estimated useful life of the asset.

During the year ended August 31, 2017 the Company had no fixed assets

F-36

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to August 31, 2017.

In the future the Company will record income tax accruals at the following rates:

Federal	34%
State	5%
39%

Note 7: Related Party Transactions

The company is a subsidiary of Palewater Global Management Inc the controlling shareholder of the Company.

F-37

Note 8: Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at August 31, 2017, the Company had a working capital deficit of ($12,636) and an accumulated deficit of ($12,636). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company is currently in the development stage. Management believes that the Company’s will do well with the new recapitalisation fund coming from the new management and investors.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, as of August 31, 2017.

Based upon this evaluation, White Smile Global, Inc. has announced that it has filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock, $0.001 par value under the Securities Exchange Act of 1934, as amended.

In February 2018 the preferred A shares were reverse split 50,000,000 to 1 with the fractional shares paid cash per the BOD action

F-38

F-39

INDEPENDENT AUDITOR’S REPORT

2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos.
0803 333 8600, 0809 833 8600.
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of **White Smile Global Inc**as of August 31, 2016 and 2017 and the related statements of operations, changes in shareholders' equity and cash flows for the years ended August 31, 2016 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of **White Smile Global Inc** as of August 31, 2016 and the results of its operations and its cash flows for the years ended August 31, 2016 in conformity with U.S. generally accepted accounting principles.

A1488611

LAGOS, NIGERIA
12, March 2018.

OLAYINKA OYEBOLA & CO.
(Chartered Accountants)

3

F-40

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Balance Sheet As Of August 31, 2016
	NOTE	AUGUST 31, 2016
		$
ASSETS

Current Assets
Cash		-

Fixed Assets		-

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Account payables		7,025
TOTAL LIABILITIES		7,025

STOCKHOLDERS’ EQUITY
Common Stock		253,000
Preferred Stock		2,000
Retained Earnings		(262,025)
TOTAL STOCKHOLDERS’ EQUITY		(7,025)

TOTAL LIABILITIES AND SHAREHOLDERS’EQUITIES		-

F-41

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Operation For The Year Ended August 31, 2016
AUGUST 31, 2016
$
INCOME	-
EXPENSES
Operating expenses	(7,025)
Total expenses	(7,025)
Loss before taxation and total comprehensive income for the year	(7,025)
Taxation	-
Loss after taxation and total comprehensive income for the year	(7,025)

F-42

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Changes In Equity As Of August 31, 2016
	Common Stock	Preferred Stock	Reserved	Total
	$	$	$	$
Balance, September 1, 2015	253,000	2,000	(255,000)	-
Common Shares issued	-	-	-	-
Preferred Shares issued	-	-	-	-
Net gain /(loss) for the year	-	-	(7,025)	(7,225)
Balance, August 31, 2016	253,000	2,000	(262,025)	(7,025)

F-43

White Smile Global Inc
(formerly Shawcore Development Corp.)
(A development stage company)
Statement Of Cashflow For The Year Ended August 31, 2016
AUGUST 31, 2016
$
Operating activities:
Net gain (loss)	(7,025)
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Account payables	7,025
Accumulated Depreciation	-
Net cash provided by operating activities	-

Investing activities:

Net cash provided by investing activities	-

Financing activities:

Net cash provided by financing activities	-

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	-

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	-
Interest	-

F-44

STATEMENTS OF ACCOUNTING POLICIES

Note 1: Organization and Basis of Presentation

White Smile Global Inc (the “Company”) is a for profit corporation established under the corporate laws of the State of Nevada.

The company officially is the process of changing the name to Wlliamsville Sears Management Inc. and moving the state of domicile from Nevada to Florida. Final documents are being filed in Nevada to close the old name while the new name has been established in Florida.

The Company was incorporated initially as Shawcore Development Corporation and engage on the formulation, design, manufacture, and distribution of oral health and teeth whitening products worldwide Company is in the development phase and intends to expand its business. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of August 31, 2016 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to White Smile Global Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

F-45

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Intangible Assets

Intangible assets include all costs incurred to acquire patents and other intangible assets related to tooth whitening technology. Intangible assets are recorded at cost.

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260,Earnings per Share . ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

F-46

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2016, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

F-47

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to August 31, 2016 because they have not commenced commercial operation.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

On 14th day of August 2017, District court of Clark county of Nevada appointed Joseph Arcaro as the custodian of the company.

Note 4: Capital Stock

The Company has authorized 550,000,000 shares of common stock and 25,000,000 preferred shares with a par value of $0.001 per share.

On August 31, 2015 the Company issued 253,000,000 shares of common stock and 2,000,000 of preferred stock to its directors for a conversion of liability owed to them at a price of $0.001.

As of August 31, 2016 there were no outstanding stock options or warrants.

Note 5: Fixed Assets

Fixed assets are stated at cost. The Company will utilize straight-line depreciation over the estimated useful life of the asset.

During the year ended August 31, 2016 the Company had no fixed assets

F-48

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to August 31, 2016.

In the future the Company will record income tax accruals at the following rates:

Federal	34%
State	5%
39%

Note 7: Related Party Transactions

The company is wholly own subsidiary of Palewater Global Management Inc

F-49

Note 8: Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at August 31, 2016, the Company had a working capital deficit of ($7,025) and an accumulated deficit of ($7,025). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company is currently in the development stage. Management believes that the Company’s will do well with the new recapitalisation fund coming from the new management and investors.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, as of August 31, 2016.

Based upon this evaluation, White Smile Global, Inc. has announced that it has filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock, $0.001 par value under the Securities Exchange Act of 1934, as amended.

In February 2018 the preferred A shares were reverse split 50,000,000 to 1 with the fractional shares paid cash per the BOD action

F-50

Item 14. Changes in and Disagreements with Accountants and Accounting and Financial Disclosure

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits

Index of Exhibits

Exhibit Number and Description				Location Reference

(a)	Financial Statements			Filed herewith

	3.0	Articles of Incorporation

		3.1	Certificate of Incorporation	Filed herewith

		3.2	By-Laws	Filed herewith

	10.0	Court Custodial Order		Filed herewith

20

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WILLIAMSVILLE SEARS MANAGEMENT, INC. Aka
White Smile Global, Inc.

Date: May 25, 2018	By:	/s/ Egerton A.R. Forster
	Name:	Egerton A.R. Forster,
	Title:	President, Director

21